    As Filed with the Securities and Exchange Commission on October 29, 2001

                                                             File No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                             MAI SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                             22-2554549
(State or Other Jurisdiction of                            (IRS Employer ID No.)
Incorporation or Organization)

                               9601 JERONIMO ROAD
                            IRVINE, CALIFORNIA 92618
                    (Address of Principal Executive Offices)

                                ----------------

                 MAI SYSTEMS CORPORATION 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ----------------

                   W. BRIAN KRETZMER, CHIEF EXECUTIVE OFFICER
                             MAI SYSTEMS CORPORATION
                               9601 JERONIMO ROAD
                            IRVINE, CALIFORNIA 92618
                     (Name and Address of Agent for Service)

                                 (949) 598-6000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                      PROPOSED         PROPOSED
TITLE OF SECURITIES                     AMOUNT        MAXIMUM           MAXIMUM         AMOUNT OF
      TO BE                             TO BE      OFFERING PRICE      AGGREGATE      REGISTRATION
    REGISTERED                        REGISTERED    PER SHARE(1)     OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------
Common Stock, $.01 per share........  750,000(2)       $0.24           $180,000          $45.00
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended and based upon an average of the high and low prices reported on the American Stock Exchange on October 25, 2001.

(2) This registration covers additional shares of our common stock ("Common Stock") which become issuable pursuant to the above-mentioned Plan, or issuable pursuant to officer and consultant warrants, and should be read in conjunction with the Company's prior registration statement no. 33-92194. See the Explanatory Statement on the following page.

================================================================================

                              EXPLANATORY STATEMENT


     Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Company's 1993 Stock Option Plan, is effective. Therefore, this Registration Statement consists only of the following: the facing page, the required statement (regarding incorporation by reference) set forth below, the required opinions and consents, and the signature page. This filing also updates, but does not change in substance, the letter to holders of stock options set forth on the following page.

     This Registration Statement hereby incorporates by reference the contents of the Company's earlier registration statement no. 33-92194 filed with the Securities and Exchange Commission ("Commission"). After giving effect to this filing, an aggregate of 2,750,000 shares of the Company's Common Stock have been registered for issuance pursuant to the Company's 1993 Stock Option Plan, or for issuance upon the exercise of warrants granted to an officer (W. Brian Kretzmer) and a consultant (David M. Griffith) of the Company. The terms and conditions of the warrants are substantially similar to options granted under the Plan.

                                                                October 26, 2001


                             MAI SYSTEMS CORPORATION
                            1993 EMPLOYEE OPTION PLAN

                     COMMON STOCK OF MAI SYSTEMS CORPORATION
                            (A DELAWARE CORPORATION)


To: Holders of Stock Options

     We have filed two registration statements (file nos. 33-92194 and 333-_________) under the Securities Act of 1933 with respect to the exercise by participants of options to purchase our common stock, par value U.S.$0.01 per share, pursuant to our 1993 Stock Option Plan. We have previously sent or are concurrently sending to you, as a participant in the stock option plan, a copy of the plan, as amended to date, additional disclosures, and a statement of the terms of the options awarded to you. We refer to these documents and any other documents relating to the plan that we may deliver to you in the future as the plan documents.

     The rules of the Commission permit us to incorporate our filings under the Securities Exchange Act of 1934 (the "Exchange Act") into the prospectus that we are required to provide for purposes of the plan. The documents incorporated by reference are:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by our Amendment No. 1 to Form 10-K filed October 26, 2001 (the "Annual Report").

     o Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001;

     o All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act; and

     o The description of Common Stock contained in our report on Form 8-A/A filed with the Commission on February 24, 1994 pursuant to the Exchange Act.

     As a result, this letter, the plan documents and the incorporated documents constitute a prospectus covering shares of our common stock which have been registered under the Securities Act of 1933.

     Any participant in the plan may obtain a copy of the plan documents and incorporated documents without charge upon written or oral request to us, c/o MAI Systems Corporation, 9601 Jeronimo Road, Irvine, CA 92618, (949) 598-6181,
Attention: Finance Department.

     NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                 Very truly yours,

                                                 MAI SYSTEMS CORPORATION

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

4.1    Amended and Restated MAI Systems Corporation 1993 Stock Option Plan.

4.2 Warrant Agreement between W. Brian Kretzmer and MAI Systems Corporation dated March 24, 2000, incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended August 30, 2000, incorporated by reference herein.

4.3 Warrant Agreement between David M. Griffith and MAI Systems Corporation dated February 2, 2001, incorporated by reference to Exhibit 10.1 to the Company's Amendment No. 1 to Registration Statement on Form S-3, as filed with the Commission on June 18, 2001, incorporated by reference herein.

5.1 Opinion of David M. Griffith, as to the validity of the securities registered hereunder.

23.1   Consent of David M. Griffith (set forth in the opinion filed as Exhibit
       5.1 to this Registration Statement).

23.2   Consent of KPMG LLP, independent auditors.

24     Power of Attorney (included on signature page).

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on October 26, 2001.

                                           MAI SYSTEMS CORPORATION

                                           By: /s/ W. BRIAN KRETZMER
                                               ---------------------------------
                                                   W. BRIAN KRETZMER
                                                   Chief Executive Officer,
                                                   President and Secretary
                                                   (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. Brian Kretzmer and James W. Dolan, his true and lawful attorneys-in-fact and agents, with full power or substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                               DATE
        ---------                        -----                               ----
/s/ RICHARD S. RESSLER       Chairman of the Board and Director        October 26, 2001
--------------------------
    RICHARD S. RESSLER


/s/ W. BRIAN KRETZMER        Chief Executive Officer, President        October 26, 2001
--------------------------   and Secretary
    W. BRIAN KRETZMER        (Principal Executive Officer)


/s/ JAMES W. DOLAN           Chief Financial and Operating Officer     October 26, 2001
--------------------------   (Principal Financial and
    JAMES W. DOLAN           Accounting Officer)


/s/ MORTON O. SHAPIRO        Director                                  October 26, 2001
--------------------------
    MORTON O. SHAPIRO


/s/ ZOHAR LOSHITZER          Director                                  October 26, 2001
--------------------------
    ZOHAR LOSHITZER


/s/ STEPHEN ROSS             Director                                  October 26, 2001
--------------------------
    STEPHEN ROSS


/s/ STEVEN F. MAYER          Director                                  October 26, 2001
--------------------------
    STEVEN F. MAYER

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

 4.1      Amended and Restated MAI Systems Corporation 1993 Stock Option Plan.

 4.2 Warrant Agreement between W. Brian Kretzmer and MAI Systems Corporation dated March 24, 2000, incorporated by reference to Exhibit
          10.1 to the Quarterly Report on Form 10-Q for the period ended August 30, 2000, incorporated by reference herein.

 4.3 Warrant Agreement between David M. Griffith and MAI Systems Corporation dated February 2, 2001, incorporated by reference to
          Exhibit 10.1 to the Company's Amendment No. 1 to Registration Statement on Form S-3, as filed with the Commission on June 18, 2001, incorporated by reference herein.

 5.1 Opinion of David M. Griffith, as to the validity of the securities registered hereunder.

23.1 Consent of David M. Griffith (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2      Consent of KPMG LLP, independent auditors.

24        Power of Attorney (included on signature page).